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                                  EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


    We have issued our report dated February 17, 1997 accompanying the financial statements of Electronics Communications Corp. appearing in the Company's Registration Statement on Form S-3 for the years ended December 31, 1996 and 1995 as part of Registration No. 333-4778 which are incorporated by reference in the Registration Statement of the aforementioned reports and the use of our name as it appears under the "Experts."


                                          STETZ, BELGIOVINE CPAs, P.C.


Montclair, New Jersey
February 24, 1997